PBF Energy Reports Fourth Quarter 2021 Results
•Fourth quarter income from operations of $291.1 million (excluding special items, fourth quarter income from operations of $294.5 million)
•Year-ending consolidated cash balance of approximately $1.3 billion
•Reduced consolidated debt in 2021 by more than $335 million
•Targeting Chalmette renewable diesel production in first half of 2023
PARSIPPANY, NJ - February 10, 2022 - PBF Energy Inc. (NYSE:PBF) today reported fourth quarter 2021 income from operations of $291.1 million as compared to loss from operations of $328.1 million for the fourth quarter of 2020. Excluding special items, fourth quarter 2021 income from operations was $294.5 million as compared to loss from operations of $499.3 million for the fourth quarter of 2020. PBF Energy's financial results reflect the consolidation of PBF Logistics LP (NYSE: PBFX), a master limited partnership of which PBF indirectly owns the general partner and approximately 47.9% of the limited partner interests as of December 31, 2021.
The company reported fourth quarter 2021 net income of $189.1 million and net income attributable to PBF Energy Inc. of $165.3 million or $1.36 per share. This compares to a net loss of $286.0 million, and net loss attributable to PBF Energy Inc. of $298.4 million or $(2.49) per share for the fourth quarter of 2020. Special items in the fourth quarter 2021 results, which increased net income by a net, after-tax benefit of $9.8 million, or $0.08 per share, primarily consisted of a net tax benefit on the remeasurement of certain deferred tax assets, a gain on the extinguishment of debt related to the repurchase of a portion of our outstanding unsecured notes, and a gain on the sale of land at PBF Logistics LP, partially offset by charges related to a change in the Tax Receivable Agreement liability and a change in the fair value of contingent consideration. Adjusted fully-converted net income for the fourth quarter 2021, excluding special items, was $156.8 million, or $1.28 per share on a fully-exchanged, fully-diluted basis, as described below, compared to an adjusted fully-converted net loss of $547.4 million or $(4.53) per share, for the fourth quarter 2020.
Tom Nimbley, PBF Energy's Chairman and CEO, said, “In looking at our refining system in 2021, it was a year of two halves. Our first half results were impaired by the delayed recovery from the pandemic but we made the transition to positive cash flow in the second half of 2021 as the recovery took hold. Our employees, contractors and business partners operated under enormous pressure during these challenging times, and their commitment allowed PBF to operate safely and reliably through the worst of the pandemic. Our results for the fourth quarter, and second half of 2021, reflect the improving market conditions and the resilience of our assets.”

Mr. Nimbley concluded, “Looking ahead, demand is continuing to grow and return to pre-pandemic levels. Global inventories are tight across the board for crude and products. The current backdrop for refining in 2022 and beyond, especially domestic refining, is looking favorable.”
Income from operations was $597.2 million for the year ended December 31, 2021 as compared to loss from operations of $1,416.8 million for the year ended December 31, 2020. Excluding special items, loss from operations was $42.8 million for the year ended December 31, 2021 as compared to loss from operations of $1,441.2 million for the year ended December 31, 2020. Adjusted fully-converted net loss for the year ended December 31, 2021, excluding special items, was $302.3 million, or $(2.50) per share on a fully-exchanged, fully-diluted basis, as compared to an adjusted fully-converted net loss, excluding special items, of $1,421.7 million, or $(11.78) per share, for the year ended December 31, 2020.
Liquidity and Financial Position
As of December 31, 2021, our operational liquidity was more than $2.4 billion based on approximately $1.3 billion of cash and more than $1.1 billion of borrowing availability under our asset-based lending facility. In addition, PBF Logistics LP liquidity included $33.9 million in cash and approximately $396.5 million of availability under its revolving credit facility.
For the year ended December 31, 2021, the company repurchased a combined total principal amount of approximately $229.0 million of its 2028 6.00% Senior Notes and 2025 7.25% Senior Notes for an aggregate cash amount of approximately $146.8 million. Combined with the $100.0 million of debt repayments made by PBF Logistics LP and repayment of a rail related term loan, consolidated debt for PBF was reduced by more than $335.0 million.
Strategic Update and Outlook
We remain focused on enhancing the profitability and reliability of our core operations. While our refining capital expenditures in 2022 are increased over 2021, we continue to focus on capital discipline, with turnaround and other mandatory spend accounting for over 96% of the total planned refining capital expenses for 2022. Consistent with our prior year approach, we will be responsive with regards to the pace of capital expenditures and scope of turnarounds depending on market conditions. Our annual maintenance, environmental, regulatory and safety capital expenditures are consistently in the $150 to $200 million range. For the first half of 2022, we expect to incur turnaround-related capital expenditures of approximately $200 to $225 million.

PBF recognizes the value of diversifying our income streams and we are progressing our project for a renewable fuels production facility co-located at the Chalmette refinery. The project incorporates certain idled assets, including an idle hydrocracker, along with a newly-constructed pre-treatment unit to establish a 20,000 barrel per day renewable diesel production facility. We have been advancing this project for more than a year and to date have focused on completing engineering, permitting, securing longer-lead time equipment and commencing initial site preparations with the goal of being in production in the first half of 2023. Concurrent with our activities to progress the project, we are continuing discussions with potential strategic and financial partners.

Expected throughput ranges (barrels per day)
	First Quarter 2022		Full-year 2022
	Low	High	Low	High
East Coast	260,000	280,000	260,000	280,000
Mid-continent	130,000	140,000	140,000	150,000
Gulf Coast	160,000	170,000	175,000	185,000
West Coast	280,000	300,000	300,000	320,000
Total	830,000	890,000	875,000	935,000
Adjusted Fully-Converted Results
Adjusted fully-converted results assume the exchange of all PBF Energy Company LLC Series A Units and dilutive securities into shares of PBF Energy Inc. Class A common stock on a one-for-one basis, resulting in the elimination of the noncontrolling interest and a corresponding adjustment to the company's tax provision.
Non-GAAP Measures
This earnings release, and the discussion during the management conference call, may include references to Non-GAAP (Generally Accepted Accounting Principles) measures including Adjusted Fully-Converted Net Income (Loss), Adjusted Fully-Converted Net Income (Loss) excluding special items, Adjusted Fully-Converted Net Income (Loss) per fully-exchanged, fully-diluted share, Income (Loss) from operations excluding special items, gross refining margin, gross refining margin excluding special items, gross refining margin per barrel of throughput, EBITDA (Earnings before Interest, Income Taxes, Depreciation and Amortization), EBITDA excluding special items and Adjusted EBITDA. PBF believes that Non-GAAP financial measures provide useful information about its operating performance and financial results. However, these measures have important limitations as analytical tools and should not be viewed in isolation or considered as alternatives for, or superior to, comparable GAAP financial measures. PBF's Non-GAAP financial measures may also differ from similarly named measures used by other companies. See the accompanying tables and footnotes in this release for additional information on the Non-GAAP measures used in this release and reconciliations to the most directly comparable GAAP measures.
Conference Call Information
PBF Energy's senior management will host a conference call and webcast regarding quarterly results and other business matters on Thursday, February 10, 2022, at 8:30 a.m. ET. The call is being webcast and can be accessed at PBF Energy's website, http://www.pbfenergy.com. The call can also be accessed by dialing (877) 869-3847 or (201) 689-8261. The audio replay will be available approximately two hours after the end of the call and will be available through the company’s website.

Forward-Looking Statements
Statements in this press release relating to future plans, results, performance, expectations, achievements and the like are considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties and other factors, many of which may be beyond the company's control, that may cause actual results to differ materially from any future results, performance or achievements expressed or implied by the forward-looking statements. Factors and uncertainties that may cause actual results to differ include but are not limited to the risks disclosed in the company's filings with the SEC, as well as the risks disclosed in PBF Logistics LP's SEC filings and any impact PBF Logistics LP may have on the company's credit rating, cost of funds, employees, customers and vendors; the duration and severity of the COVID-19 pandemic and related governmental and consumer responses; our expectations with respect to our capital improvement and turnaround projects; risks associated with our obligation to buy Renewable Identification Numbers and related market risks related to the price volatility thereof; certain developments in the global oil markets and their impact on the global macroeconomic conditions; risks relating to the securities markets generally; risks associated with the East Coast Refining Reconfiguration and other measures implemented to respond to the COVID-19 pandemic and macroeconomic conditions; and the impact of adverse market conditions, unanticipated developments, regulatory approvals, changes in laws and other events that negatively impact the company. All forward-looking statements speak only as of the date hereof. The company undertakes no obligation to revise or update any forward-looking statements except as may be required by applicable law.
About PBF Energy Inc.
PBF Energy Inc. (NYSE:PBF) is one of the largest independent refiners in North America, operating, through its subsidiaries, oil refineries and related facilities in California, Delaware, Louisiana, New Jersey and Ohio. Our mission is to operate our facilities in a safe, reliable and environmentally responsible manner, provide employees with a safe and rewarding workplace, become a positive influence in the communities where we do business, and provide superior returns to our investors.
PBF Energy Inc. also currently indirectly owns the general partner and approximately 48% of the limited partnership interest of PBF Logistics LP (NYSE: PBFX).

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Contacts:
Colin Murray (investors)
ir@pbfenergy.com
Tel: 973.455.7578

Michael C. Karlovich (media)
mediarelations@pbfenergy.com
Tel: 973.455.8994

PBF ENERGY INC. AND SUBSIDIARIES
EARNINGS RELEASE TABLES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in millions, except share and per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2021	2020	2021	2020
Revenues	$8,244.0	$3,655.1	$27,253.4	$15,115.9

Cost and expenses:
Cost of products and other	7,160.4	3,180.6	23,826.8	14,275.6
Operating expenses (excluding depreciation and amortization expense as reflected below)	590.3	472.6	2,085.9	1,918.3
Depreciation and amortization expense	115.0	182.4	453.5	551.7
Cost of sales	7,865.7	3,835.6	26,366.2	16,745.6
General and administrative expenses (excluding depreciation and amortization expense as reflected below)	80.4	61.5	247.3	248.5
Depreciation and amortization expense	3.2	2.9	13.3	11.3
Change in fair value of contingent consideration	6.2	(0.2)	32.4	(93.7)
Impairment expense	—	91.8	—	98.8
Gain on sale of assets	(2.6)	(8.4)	(3.0)	(477.8)
Total cost and expenses	7,952.9	3,983.2	26,656.2	16,532.7

Income (loss) from operations	291.1	(328.1)	597.2	(1,416.8)

Other income (expense):
Interest expense, net	(74.4)	(73.1)	(317.5)	(258.2)
Change in Tax Receivable Agreement liability	(48.3)	132.9	(48.3)	373.5
Change in fair value of catalyst obligations	(5.1)	(16.0)	8.5	(11.8)
Gain (loss) on extinguishment of debt	19.6	—	79.9	(22.2)
Other non-service components of net periodic benefit cost	1.9	1.1	7.8	4.3
Income (loss) before income taxes	184.8	(283.2)	327.6	(1,331.2)
Income tax (benefit) expense	(4.3)	2.8	12.1	2.1
Net income (loss)	189.1	(286.0)	315.5	(1,333.3)
Less: net income attributable to noncontrolling interests	23.8	12.4	84.5	59.1
Net income (loss) attributable to PBF Energy Inc. stockholders	$165.3	$(298.4)	$231.0	$(1,392.4)

Net income (loss) available to Class A common stock per share:
Basic	$1.37	$(2.49)	$1.92	$(11.64)
Diluted	$1.36	$(2.49)	$1.90	$(11.64)
Weighted-average shares outstanding-basic	120,268,614	119,786,599	120,240,009	119,617,998
Weighted-average shares outstanding-diluted	122,876,562	120,757,246	122,638,154	120,660,665

Dividends per common share	$—	$—	$—	$0.30

Adjusted fully-converted net income (loss) and adjusted fully-converted net income (loss) per fully exchanged, fully diluted shares outstanding (Note 1):
Adjusted fully-converted net income (loss)	$166.6	$(301.0)	$232.8	$(1,405.0)
Adjusted fully-converted net income (loss) per fully exchanged, fully diluted share	$1.36	$(2.49)	$1.90	$(11.64)
Adjusted fully-converted shares outstanding - diluted (Note 6)	122,876,562	120,757,246	122,638,154	120,660,665

See Footnotes to Earnings Release Tables

PBF ENERGY INC. AND SUBSIDIARIES
RECONCILIATION OF AMOUNTS REPORTED UNDER U.S. GAAP
(Unaudited, in millions, except share and per share data)

RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED FULLY-CONVERTED NET INCOME (LOSS) AND ADJUSTED FULLY-CONVERTED NET INCOME (LOSS) EXCLUDING SPECIAL ITEMS (Note 1)	Three Months Ended		Year Ended
	December 31,		December 31,
	2021	2020	2021	2020
Net income (loss) attributable to PBF Energy Inc. stockholders	$165.3	$(298.4)	$231.0	$(1,392.4)
Less: Income allocated to participating securities	—	—	—	0.1
Income (loss) available to PBF Energy Inc. stockholders - basic	165.3	(298.4)	231.0	(1,392.5)
Add: Net income (loss) attributable to noncontrolling interest (Note 2)	1.7	(3.5)	2.4	(17.1)
Less: Income tax (expense) benefit (Note 3)	(0.4)	0.9	(0.6)	4.6
Adjusted fully-converted net income (loss)	$166.6	$(301.0)	$232.8	$(1,405.0)
Special Items (Note 4):
Add: Non-cash LCM inventory adjustment	—	(423.5)	(669.6)	268.0
Add: Change in fair value of contingent consideration	6.2	(0.2)	32.4	(93.7)
Add: Gain on sale of hydrogen plants	—	—	—	(471.1)
Add: Gain on land sales	(2.8)	(8.1)	(2.8)	(8.1)
Add: Impairment expense	—	91.8	—	98.8
Add: LIFO inventory decrement	—	83.0	—	83.0
Add: Turnaround acceleration costs	—	56.2	—	56.2
Add: Severance and reconfiguration costs	—	17.1	—	30.0
Add: Early railcar return expense	—	12.5	—	12.5
Add: (Gain) loss on extinguishment of debt	(19.6)	—	(79.9)	22.2
Add: Change in Tax Receivable Agreement liability	48.3	(132.9)	48.3	(373.5)
Add: Net tax (benefit) expense on remeasurement of deferred tax assets	(33.6)	(23.2)	(37.4)	259.1
Less: Recomputed income tax on special items (Note 3)	(8.3)	80.9	173.9	99.9
Adjusted fully-converted net income (loss) excluding special items	$156.8	$(547.4)	$(302.3)	$(1,421.7)

Weighted-average shares outstanding of PBF Energy Inc.	120,268,614	119,786,599	120,240,009	119,617,998
Conversion of PBF LLC Series A Units (Note 5)	986,996	970,647	988,730	1,042,667
Common stock equivalents (Note 6)	1,620,952	—	1,409,415	—
Fully-converted shares outstanding - diluted	122,876,562	120,757,246	122,638,154	120,660,665

Adjusted fully-converted net income (loss) per fully exchanged, fully diluted shares outstanding (Note 6)	$1.36	$(2.49)	$1.90	$(11.64)

Adjusted fully-converted net income (loss) excluding special items per fully exchanged, fully diluted shares outstanding (Note 4, 6)	$1.28	$(4.53)	$(2.50)	$(11.78)

	Three Months Ended		Year Ended
RECONCILIATION OF INCOME (LOSS) FROM OPERATIONS TO INCOME (LOSS) FROM OPERATIONS EXCLUDING SPECIAL ITEMS	December 31,		December 31,
	2021	2020	2021	2020
Income (loss) from operations	$291.1	$(328.1)	$597.2	$(1,416.8)
Special Items (Note 4):
Add: Non-cash LCM inventory adjustment	—	(423.5)	(669.6)	268.0
Add: Change in fair value of contingent consideration	6.2	(0.2)	32.4	(93.7)
Add: Gain on sale of hydrogen plants	—	—	—	(471.1)
Add: Gain on land sales	(2.8)	(8.1)	(2.8)	(8.1)
Add: Impairment expense	—	91.8	—	98.8
Add: LIFO inventory decrement	—	83.0	—	83.0
Add: Turnaround acceleration costs	—	56.2	—	56.2
Add: Severance and reconfiguration costs	—	17.1	—	30.0
Add: Early railcar return expense	—	12.5	—	12.5
Income (loss) from operations excluding special items	$294.5	$(499.3)	$(42.8)	$(1,441.2)

See Footnotes to Earnings Release Tables

PBF ENERGY INC. AND SUBSIDIARIES
RECONCILIATION OF AMOUNTS REPORTED UNDER U.S. GAAP
EBITDA RECONCILIATIONS (Note 7)
(Unaudited, in millions)

	Three Months Ended		Year Ended
	December 31,		December 31,
RECONCILIATION OF NET INCOME (LOSS) TO EBITDA AND EBITDA EXCLUDING SPECIAL ITEMS	2021	2020	2021	2020
Net income (loss)	$189.1	$(286.0)	$315.5	$(1,333.3)
Add: Depreciation and amortization expense	118.2	185.3	466.8	563.0
Add: Interest expense, net	74.4	73.1	317.5	258.2
Add: Income tax (benefit) expense	(4.3)	2.8	12.1	2.1
EBITDA	$377.4	$(24.8)	$1,111.9	$(510.0)
Special Items (Note 4):
Add: Non-cash LCM inventory adjustment	—	(423.5)	(669.6)	268.0
Add: Change in fair value of contingent consideration	6.2	(0.2)	32.4	(93.7)
Add: Gain on sale of hydrogen plants	—	—	—	(471.1)
Add: Gain on land sales	(2.8)	(8.1)	(2.8)	(8.1)
Add: Impairment expense	—	91.8	—	98.8
Add: LIFO inventory decrement	—	83.0	—	83.0
Add: Severance and reconfiguration costs	—	17.1	—	30.0
Add: Early railcar return expense	—	12.5	—	12.5
Add: (Gain) loss on extinguishment of debt	(19.6)	—	(79.9)	22.2
Add: Change in Tax Receivable Agreement liability	48.3	(132.9)	48.3	(373.5)
EBITDA excluding special items	$409.5	$(385.1)	$440.3	$(941.9)

	Three Months Ended		Year Ended
	December 31,		December 31,
RECONCILIATION OF EBITDA TO ADJUSTED EBITDA	2021	2020	2021	2020
EBITDA	$377.4	$(24.8)	$1,111.9	$(510.0)
Add: Stock-based compensation	10.9	5.1	35.6	34.2
Add: Change in fair value of catalyst obligations	5.1	16.0	(8.5)	11.8
Add: Non-cash LCM inventory adjustment (Note 4)	—	(423.5)	(669.6)	268.0
Add: Change in fair value of contingent consideration (Note 4)	6.2	(0.2)	32.4	(93.7)
Add: Gain on sale of hydrogen plants (Note 4)	—	—	—	(471.1)
Add: Gain on land sales (Note 4)	(2.8)	(8.1)	(2.8)	(8.1)
Add: Impairment expense (Note 4)	—	91.8	—	98.8
Add: LIFO inventory decrement (Note 4)	—	83.0	—	83.0
Add: Severance and reconfiguration costs (Note 4)	—	17.1	—	30.0
Add: Early railcar return expense (Note 4)	—	12.5	—	12.5
Add: (Gain) loss on extinguishment of debt (Note 4)	(19.6)	—	(79.9)	22.2
Add: Change in Tax Receivable Agreement liability (Note 4)	48.3	(132.9)	48.3	(373.5)
Adjusted EBITDA	$425.5	$(364.0)	$467.4	$(895.9)

See Footnotes to Earnings Release Tables

PBF ENERGY INC. AND SUBSIDIARIES
EARNINGS RELEASE TABLES
CONSOLIDATED BALANCE SHEET DATA
(Unaudited, in millions)

	December 31,	December 31,
	2021	2020
Balance Sheet Data:
Cash and cash equivalents	$1,341.5	$1,609.5
Inventories	2,505.1	1,686.2
Total assets	11,641.4	10,499.8
Total debt	4,295.8	4,661.0

Total equity	2,532.8	2,202.3
Total equity excluding special items (Note 4, 13)	$2,071.3	$2,275.9

Total debt to capitalization ratio (Note 13)	63%	68%
Total debt to capitalization ratio, excluding special items (Note 13)	67%	67%
Net debt to capitalization ratio (Note 13)	54%	58%
Net debt to capitalization ratio, excluding special items (Note 13)	59%	57%

SUMMARIZED STATEMENT OF CASH FLOW DATA
(Unaudited, in millions)

	Year Ended December 31,
	2021	2020
Cash flows provided by (used in) operations	$477.3	$(631.6)
Cash flows used in investing activities	(388.5)	(1,026.5)
Cash flows (used in) provided by financing activities	(356.8)	2,452.7
Net change in cash and cash equivalents	(268.0)	794.6
Cash and cash equivalents, beginning of period	1,609.5	814.9
Cash and cash equivalents, end of period	$1,341.5	$1,609.5

See Footnotes to Earnings Release Tables

PBF ENERGY INC. AND SUBSIDIARIES
EARNINGS RELEASE TABLES
CONSOLIDATING FINANCIAL INFORMATION (Note 8)
(Unaudited, in millions)

	Three Months Ended December 31, 2021
	Refining	Logistics	Corporate	Eliminations	Consolidated Total
Revenues	$8,232.3	$89.3	$—	$(77.6)	$8,244.0
Depreciation and amortization expense	105.7	9.3	3.2	—	118.2
Income (loss) from operations	323.7	52.6	(85.2)	—	291.1
Interest expense, net	1.6	10.3	62.5	—	74.4
Capital expenditures	165.4	1.7	1.4	—	168.5

	Three Months Ended December 31, 2020
	Refining	Logistics	Corporate	Eliminations	Consolidated Total
Revenues	$3,636.7	$89.1	$—	$(70.7)	$3,655.1
Depreciation and amortization expense	165.6	16.8	2.9	—	185.3
Income (loss) from operations	(311.6)	41.9	(58.4)	—	(328.1)
Interest expense, net	1.0	10.9	61.2	—	73.1
Capital expenditures	45.7	2.7	1.5	—	49.9

	Year Ended December 31, 2021
	Refining	Logistics	Corporate	Eliminations	Consolidated Total
Revenues	$27,202.0	$355.5	$—	$(304.1)	$27,253.4
Depreciation and amortization expense	415.7	37.8	13.3	—	466.8
Income (loss) from operations	673.1	195.4	(271.3)	—	597.2
Interest expense, net	8.8	42.1	266.6	—	317.5
Capital expenditures	381.8	8.6	5.3	—	395.7

	Year Ended December 31, 2020
	Refining	Logistics	Corporate	Eliminations	Consolidated Total
Revenues	$15,045.0	$360.3	$—	$(289.4)	$15,115.9
Depreciation and amortization expense	498.0	53.7	11.3	—	563.0
Income (loss) from operations	(1,450.4)	195.3	(161.7)	—	(1,416.8)
Interest expense, net	1.7	47.9	208.6	—	258.2
Capital expenditures (Note 14)	1,546.6	12.3	10.7	—	1,569.6

	Balance at December 31, 2021
	Refining	Logistics	Corporate	Eliminations	Consolidated Total
Total Assets	$10,753.3	$901.3	$48.5	$(61.7)	$11,641.4

	Balance at December 31, 2020
	Refining	Logistics	Corporate	Eliminations	Consolidated Total
Total Assets	$9,565.0	$933.6	$54.4	$(53.2)	$10,499.8

See Footnotes to Earnings Release Tables

PBF ENERGY INC. AND SUBSIDIARIES
EARNINGS RELEASE TABLES
MARKET INDICATORS AND KEY OPERATING INFORMATION
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
Market Indicators (dollars per barrel) (Note 9)	2021	2020	2021	2020
Dated Brent crude oil	$79.89	$44.27	$70.89	$41.62
West Texas Intermediate (WTI) crude oil	$77.32	$42.63	$68.10	$39.25
Light Louisiana Sweet (LLS) crude oil	$78.42	$44.13	$69.59	$41.13
Alaska North Slope (ANS) crude oil	$79.74	$44.82	$70.56	$42.20
Crack Spreads:
Dated Brent (NYH) 2-1-1	$19.09	$8.55	$16.84	$9.11
WTI (Chicago) 4-3-1	$15.14	$5.54	$16.34	$6.30
LLS (Gulf Coast) 2-1-1	$17.96	$7.00	$16.03	$7.59
ANS (West Coast-LA) 4-3-1	$21.70	$10.98	$20.10	$11.30
ANS (West Coast-SF) 3-2-1	$24.57	$10.68	$20.55	$9.99
Crude Oil Differentials:
Dated Brent (foreign) less WTI	$2.57	$1.64	$2.80	$2.37
Dated Brent less Maya (heavy, sour)	$8.20	$3.23	$6.47	$5.37
Dated Brent less WTS (sour)	$2.93	$1.18	$2.63	$2.33
Dated Brent less ASCI (sour)	$4.88	$1.27	$3.90	$1.81
WTI less WCS (heavy, sour)	$17.60	$11.06	$14.19	$10.72
WTI less Bakken (light, sweet)	$(0.79)	$1.95	$(0.14)	$2.41
WTI less Syncrude (light, sweet)	$3.74	$3.75	$2.25	$2.13
WTI less LLS (light, sweet)	$(1.11)	$(1.50)	$(1.50)	$(1.88)
WTI less ANS (light, sweet)	$(2.42)	$(2.19)	$(2.46)	$(2.95)
Natural gas (dollars per MMBTU)	$4.85	$2.76	$3.73	$2.13

Key Operating Information
Production (barrels per day ("bpd") in thousands)	887.7	689.6	852.2	737.1
Crude oil and feedstocks throughput (bpd in thousands)	869.0	677.3	834.5	727.7
Total crude oil and feedstocks throughput (millions of barrels)	79.9	62.3	304.6	266.3
Consolidated gross margin per barrel of throughput	$4.73	$(2.89)	$2.91	$(6.12)
Gross refining margin, excluding special items, per barrel of throughput (Note 4, Note 10)	$12.49	$0.98	$7.94	$3.23
Refinery operating expense, per barrel of throughput (Note 11)	$7.12	$7.25	$6.56	$6.89
Crude and feedstocks (% of total throughput) (Note 12)
Heavy	33%	39%	34%	42%
Medium	37%	28%	31%	26%
Light	10%	18%	18%	17%
Other feedstocks and blends	20%	15%	17%	15%
Total throughput	100%	100%	100%	100%
Yield (% of total throughput)
Gasoline and gasoline blendstocks	53%	56%	53%	51%
Distillate and distillate blendstocks	32%	28%	30%	30%
Lubes	1%	1%	1%	1%
Chemicals	2%	2%	2%	1%
Other	14%	15%	16%	18%
Total yield	102%	102%	102%	101%

See Footnotes to Earnings Release Tables

PBF ENERGY INC. AND SUBSIDIARIES
EARNINGS RELEASE TABLES
SUPPLEMENTAL OPERATING INFORMATION
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2021	2020	2021	2020
Supplemental Operating Information - East Coast Refining System (Delaware City and Paulsboro)
Production (bpd in thousands)	253.2	230.8	252.2	262.6
Crude oil and feedstocks throughput (bpd in thousands)	251.0	229.2	250.9	263.0
Total crude oil and feedstocks throughput (millions of barrels)	23.1	21.1	91.6	96.2
Gross margin per barrel of throughput	$0.03	$(6.33)	$3.15	$(5.91)
Gross refining margin, excluding special items, per barrel of throughput (Note 4, Note 10)	$7.91	$0.09	$6.23	$3.56
Refinery operating expense, per barrel of throughput (Note 11)	$6.27	$6.36	$5.60	$5.47
Crude and feedstocks (% of total throughput) (Note 12):
Heavy	18%	30%	23%	27%
Medium	38%	31%	37%	33%
Light	8%	14%	13%	18%
Other feedstocks and blends	36%	25%	27%	22%
Total throughput	100%	100%	100%	100%
Yield (% of total throughput):
Gasoline and gasoline blendstocks	45%	52%	44%	47%
Distillates and distillate blendstocks	33%	27%	33%	32%
Lubes	2%	3%	2%	2%
Chemicals	1%	2%	2%	2%
Other	20%	17%	20%	17%
Total yield	101%	101%	101%	100%

Supplemental Operating Information - Mid-Continent (Toledo)
Production (bpd in thousands)	124.9	113.9	136.9	98.3
Crude oil and feedstocks throughput (bpd in thousands)	122.7	111.2	134.1	96.7
Total crude oil and feedstocks throughput (millions of barrels)	11.2	10.2	48.9	35.4
Gross margin per barrel of throughput	$(2.07)	$0.50	$6.44	$(10.34)
Gross refining margin, excluding special items, per barrel of throughput (Note 4, Note 10)	$8.30	$2.17	$8.25	$0.51
Refinery operating expense, per barrel of throughput (Note 11)	$8.50	$5.31	$6.05	$6.54
Crude and feedstocks (% of total throughput) (Note 12):
Medium	44%	41%	38%	39%
Light	53%	54%	60%	58%
Other feedstocks and blends	3%	5%	2%	3%
Total throughput	100%	100%	100%	100%
Yield (% of total throughput):
Gasoline and gasoline blendstocks	58%	59%	57%	54%
Distillate and distillate blendstocks	32%	32%	31%	30%
Chemicals	5%	5%	5%	4%
Other	7%	6%	9%	14%
Total yield	102%	102%	102%	102%

See Footnotes to Earnings Release Tables

PBF ENERGY INC. AND SUBSIDIARIES
EARNINGS RELEASE TABLES
SUPPLEMENTAL OPERATING INFORMATION
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2021	2020	2021	2020
Supplemental Operating Information - Gulf Coast (Chalmette)
Production (bpd in thousands)	183.5	122.6	167.4	141.2
Crude oil and feedstocks throughput (bpd in thousands)	179.5	118.8	163.3	137.7
Total crude oil and feedstocks throughput (millions of barrels)	16.5	10.9	59.6	50.4
Gross margin per barrel of throughput	$5.44	$(3.19)	$1.40	$(4.25)
Gross refining margin, excluding special items, per barrel of throughput (Note 4, Note 10)	$11.82	$(1.64)	$7.71	$3.71
Refinery operating expense, per barrel of throughput (Note 11)	$5.45	$6.35	$5.39	$5.43
Crude and feedstocks (% of total throughput) (Note 12):
Heavy	17%	22%	14%	37%
Medium	38%	40%	39%	36%
Light	30%	26%	27%	16%
Other feedstocks and blends	15%	12%	20%	11%
Total throughput	100%	100%	100%	100%
Yield (% of total throughput):
Gasoline and gasoline blendstocks	44%	47%	46%	43%
Distillate and distillate blendstocks	37%	30%	34%	33%
Chemicals	2%	2%	2%	2%
Other	19%	24%	21%	25%
Total yield	102%	103%	103%	103%

Supplemental Operating Information - West Coast (Torrance and Martinez)
Production (bpd in thousands)	326.1	222.3	295.7	235.0
Crude oil and feedstocks throughput (bpd in thousands)	315.8	218.1	286.2	230.3
Total crude oil and feedstocks throughput (millions of barrels)	29.1	20.1	104.5	84.3
Gross margin per barrel of throughput	$8.84	$(3.25)	$(0.14)	$(8.16)
Gross refining margin, excluding special items, per barrel of throughput (Note 4, Note 10)	$18.14	$2.72	$9.42	$3.71
Refinery operating expense, per barrel of throughput (Note 11)	$8.20	$9.65	$8.32	$9.47
Crude and feedstocks (% of total throughput) (Note 12):
Heavy	67%	77%	71%	81%
Medium	17%	11%	14%	8%
Other feedstocks and blends	16%	12%	15%	11%
Total throughput	100%	100%	100%	100%
Yield (% of total throughput):
Gasoline and gasoline blendstocks	63%	63%	63%	61%
Distillate and distillate blendstocks	28%	25%	26%	26%
Other	12%	14%	14%	15%
Total yield	103%	102%	103%	102%

See Footnotes to Earnings Release Tables

PBF ENERGY INC. AND SUBSIDIARIES
RECONCILIATION OF AMOUNTS REPORTED UNDER U.S. GAAP
GROSS REFINING MARGIN / GROSS REFINING MARGIN PER BARREL OF THROUGHPUT (Note 10)
(Unaudited, in millions, except per barrel amounts)

	Three Months Ended		Three Months Ended
	December 31, 2021		December 31, 2020
RECONCILIATION OF CONSOLIDATED GROSS MARGIN TO GROSS REFINING MARGIN AND GROSS REFINING MARGIN EXCLUDING SPECIAL ITEMS	$	per barrel of throughput	$	per barrel of throughput
Calculation of consolidated gross margin:
Revenues	$8,244.0	$103.12	$3,655.1	$58.66
Less: Cost of sales	7,865.7	98.39	3,835.6	61.55
Consolidated gross margin	$378.3	$4.73	$(180.5)	$(2.89)
Reconciliation of consolidated gross margin to gross refining margin:
Consolidated gross margin	$378.3	$4.73	$(180.5)	$(2.89)
Add: PBFX operating expense	25.7	0.32	24.4	0.39
Add: PBFX depreciation expense	9.3	0.12	16.8	0.27
Less: Revenues of PBFX	(89.3)	(1.12)	(89.1)	(1.43)
Add: Refinery operating expense	569.0	7.12	451.6	7.25
Add: Refinery depreciation expense	105.7	1.32	165.6	2.66
Gross refining margin	$998.7	$12.49	$388.8	$6.25
Special Items (Note 4):
Add: Non-cash LCM inventory adjustment	—	—	(423.5)	(6.80)
Add: LIFO inventory decrement	—	—	83.0	1.33
Add: Early railcar return expense	—	—	12.5	0.20
Gross refining margin excluding special items	$998.7	$12.49	$60.8	$0.98

	Year Ended		Year Ended
	December 31, 2021		December 31, 2020
RECONCILIATION OF CONSOLIDATED GROSS MARGIN TO GROSS REFINING MARGIN AND GROSS REFINING MARGIN EXCLUDING SPECIAL ITEMS	$	per barrel of throughput	$	per barrel of throughput
Calculation of consolidated gross margin:
Revenues	$27,253.4	$89.46	$15,115.9	$56.76
Less: Cost of sales	26,366.2	86.55	16,745.6	62.88
Consolidated gross margin	$887.2	$2.91	$(1,629.7)	$(6.12)
Reconciliation of consolidated gross margin to gross refining margin:
Consolidated gross margin	$887.2	$2.91	$(1,629.7)	$(6.12)
Add: PBFX operating expense	103.4	0.35	99.9	0.38
Add: PBFX depreciation expense	37.8	0.13	53.7	0.19
Less: Revenues of PBFX	(355.5)	(1.17)	(360.3)	(1.35)
Add: Refinery operating expense	1,999.1	6.56	1,835.2	6.89
Add: Refinery depreciation expense	415.7	1.36	498.0	1.87
Gross refining margin	$3,087.7	$10.14	$496.8	$1.86
Special Items (Note 4):
Add: Non-cash LCM inventory adjustment	(669.6)	(2.20)	268.0	1.01
Add: LIFO inventory decrement	—	—	83.0	0.31
Add: Early railcar return expense	—	—	12.5	0.05
Gross refining margin excluding special items	$2,418.1	$7.94	$860.3	$3.23

See Footnotes to Earnings Release Tables

PBF ENERGY INC. AND SUBSIDIARIES
EARNINGS RELEASE TABLES
FOOTNOTES TO EARNINGS RELEASE TABLES

(1) Adjusted fully-converted information is presented in this table as management believes that these Non-GAAP measures, when presented in conjunction with comparable GAAP measures, are useful to investors to compare our results across the periods presented and facilitates an understanding of our operating results. We also use these measures to evaluate our operating performance. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. The differences between adjusted fully-converted and GAAP results are explained in footnotes 2 through 6.

(2) Represents the elimination of the noncontrolling interest associated with the ownership by the members of PBF Energy Company LLC ("PBF LLC") other than PBF Energy Inc., as if such members had fully exchanged their PBF LLC Series A Units for shares of PBF Energy's Class A common stock.

(3) Represents an adjustment to reflect PBF Energy’s annualized statutory corporate tax rate of approximately 25.9% and 26.6% for the 2021 and 2020 periods, respectively, applied to net income (loss) attributable to noncontrolling interest for all periods presented. The adjustment assumes the full exchange of existing PBF LLC Series A Units as described in footnote 2.

(4) The Non-GAAP measures presented include adjusted fully-converted net income (loss) excluding special items, income (loss) from operations excluding special items, EBITDA excluding special items and gross refining margin excluding special items. Special items for the periods presented relate to LCM inventory adjustments, change in fair value of contingent consideration, gain on sale of hydrogen plants, gain on land sales, impairment expense, LIFO inventory decrement, turnaround acceleration costs, severance and reconfiguration costs, early railcar return expense, (gain) loss on extinguishment of debt, changes in the Tax Receivable Agreement liability, net tax (benefit) expense on remeasurement of deferred tax assets, and recomputed income tax on special items, all as discussed further below. Additionally, the cumulative effects of all current and prior period special items on equity are shown in footnote 13.

Although we believe that Non-GAAP financial measures excluding the impact of special items provide useful supplemental information to investors regarding the results and performance of our business and allow for useful period-over-period comparisons, such Non-GAAP measures should only be considered as a supplement to, and not as a substitute for, or superior to, the financial measures prepared in accordance with GAAP.

Special Items:

LCM inventory adjustment - LCM is a GAAP requirement related to inventory valuation that mandates inventory to be stated at the lower of cost or market. Our inventories are stated at the lower of cost or market. Cost is determined using last-in, first-out ("LIFO") inventory valuation methodology, in which the most recently incurred costs are charged to cost of sales and inventories are valued at base layer acquisition costs. Market is determined based on an assessment of the current estimated replacement cost and net realizable selling price of the inventory. In periods where the market price of our inventory declines substantially, cost values of inventory may exceed market values. In such instances, we record an adjustment to write down the value of inventory to market value in accordance with GAAP. In subsequent periods, the value of inventory is reassessed and an LCM inventory adjustment is recorded to reflect the net change in the LCM inventory reserve between the prior period and the current period.

The following table includes the LCM inventory reserve as of each date presented (in millions):

		2021		2020
January 1,		$669.6		$401.6
September 30,		—		1,093.1
December 31,		—		669.6

The following table includes the corresponding impact of changes in the LCM inventory reserve on income (loss) from operations and net income (loss) for the periods presented (in millions):

	Three Months Ended December 31,		Year Ended December 31,

	2021	2020	2021	2020
Net LCM inventory adjustment benefit (charge) in income (loss) from operations	$—	$423.5	$669.6	$(268.0)
Net LCM inventory adjustment benefit (charge) in net income (loss)	—	310.8	496.2	(196.7)

Change in Fair Value of Contingent Consideration - During the three months and year ended December 31, 2021, we recorded changes in fair value of contingent consideration related to estimated earn-out liabilities associated with the acquisition of the Martinez refinery and the PBFX acquisition of the East Coast Storage Assets. These changes in estimate decreased income from operations by $6.2 million and $32.4 million ($4.6 million and $24.0 million, net of tax), respectively. Change in fair value of contingent consideration during the three months and year ended December 31, 2020 increased income from operations by $0.2 million and $93.7 million ($0.1 million and $68.8 million, net of tax), respectively.

Gain on sale of Hydrogen Plants - During the year ended December 31, 2020, we recorded a gain on the sale of five hydrogen plants. The gain increased income from operations and net income by $471.1 million and $345.8 million, respectively. There were no such gains in any other periods presented.

Gain on land sales - During the three months and year ended December 31, 2021, we recorded a gain on the sale of PBFX real-property at the East Coast Terminals. The gain increased income from operations and net income by $2.8 million and $2.1 million, respectively. During the three months and year ended December 31, 2020, we recorded a gain on the sale of a separate parcel of real property acquired as part of the Torrance refinery, but not part of the refinery itself. The gain increased income from operations and net income by $8.1 million and $5.9 million, respectively.

Impairment expense - During the three months and year ended December 31, 2020, we recorded an impairment charge which decreased income from operations by $91.8 million and $98.8 million ($67.4 million and $72.5 million, net of tax), respectively, resulting from the write-down of certain assets associated with the East Coast Refining Reconfiguration, project abandonments and the write-down of certain PBFX long-lived assets. There were no such charges during the three months and year ended December 31, 2021.

LIFO inventory decrement- As part of our overall reduction in throughput in 2020 and our reduction in inventory volume as of December 31, 2020, we recorded a pre-tax charge to cost of materials and other related to a LIFO inventory layer decrement. The majority of the decrement related to our East Coast LIFO inventory layer and the reduction to our East Coast inventory experienced as part of the East Coast Refining Reconfiguration. These charges decreased income from operations and net income by $83.0 million and $60.9 million, respectively, for both the three months ended and the year ended December 31, 2020. There were no such decrements recorded in the three months and year ended December 31, 2021.

Turnaround acceleration costs- During the three months and year ended December 31, 2020, we accelerated the recognition of turnaround amortization associated with units that were temporarily idled as part of the East Coast Refining Reconfiguration. These costs decreased income from operations and net income by $56.2 million and $41.3 million, respectively. There were no such costs in the three months and year ended December 31, 2021.

Severance and Reconfiguration Costs - During the three months and year ended December 31, 2020, we recorded severance charges related to reductions in our workforce. These charges decreased income from operations by $11.8 million and $24.7 million ($8.7 million and $18.1 million, net of tax), respectively. There were no such costs in the three months and year ended December 31, 2021. During the three months and year ended December 31, 2020, we recorded reconfiguration charges related to the temporary idling of certain assets as part of the East Coast Refining System. These charges decreased income from operations and net income by $5.3 million and $3.9 million, respectively. There were no such costs in the three months and year ended December 31, 2021.

Early Return of Railcars- During the three months and year ended December 31, 2020, we recognized expenses within Cost of sales associated with the voluntary early return of certain leased railcars. These charges decreased income from operations and net income by $12.5 million and $9.2 million, respectively. There were no such costs in the three months and year ended December 31, 2021.

(Gain) Loss on Extinguishment of Debt - During the three months and year ended December 31, 2021, we recorded pre-tax gains on the extinguishment of debt related to repurchases of the 2028 Senior Notes and 2025 Senior Notes. These nonrecurring charges increased income before income taxes by $19.6 million and $79.9 million ($14.5 million and $59.2 million, net of tax), respectively. During the year ended December 31, 2020, we recorded a pre-tax loss on the extinguishment of debt of $22.2 million ($16.3 million net of tax) related to the repurchase of the 2023 Senior Notes.

Change in Tax Receivable Agreement liability - During the three months and year ended December 31, 2021, we recorded a change in the Tax Receivable Agreement liability that decreased income before income taxes and net income by $48.3 million and $35.8 million, respectively. During the three months and year ended December 31, 2020, we recorded a change in the Tax Receivable Agreement liability that increased income before income taxes by $132.9 million and $373.5 million ($97.5 million and $274.1 million, net of tax), respectively. The changes in the Tax Receivable Agreement liability reflect charges or benefits attributable to changes in PBF Energy’s obligation under the Tax Receivable Agreement due to factors out of our control such as changes in tax rates, as well as periodic adjustments to our liability based, in part, on an updated estimate of the amounts that we expect to pay, using assumptions consistent with those used in our concurrent estimate of the deferred tax asset valuation allowance.

Net tax (benefit) expense on remeasurement of deferred tax assets - During the three months ended December 31, 2021, we recorded a decrease to the deferred tax valuation allowance of $46.1 million, which includes a tax benefit of approximately $12.5 million related to our net change in the Tax Receivable Agreement liability and a net tax benefit of $33.6 million related primarily to the remeasurement of deferred tax assets). During the year ended December 31, 2021, we recorded a decrease to the deferred tax valuation allowance of $49.9 million, which includes a tax benefit of approximately $12.5 million related to our net change in the Tax Receivable Agreement liability and a net tax benefit of $37.4 million related primarily to the remeasurement of deferred tax assets). During the three months ended December 31, 2020, we recorded a deferred tax valuation allowance of $12.1 million. This amount includes tax expense of approximately $35.3 million related to our net change in the Tax Receivable Agreement liability or a net tax benefit of $23.2 million related primarily to the remeasurement of deferred tax assets. During the year ended December 31, 2020, we recorded a deferred tax valuation allowance of $358.4 million. This amount includes tax expense of approximately $99.3 million related to our net change in the Tax Receivable Agreement liability or a net tax expense of $259.1 million related primarily to the remeasurement of deferred tax assets. The deferred tax valuation allowance is recorded in accordance with ASC 740, Income Taxes.

Recomputed Income tax on special items - The income tax impact on special items was calculated using the tax rates shown in footnote 3 above.

(5) Represents an adjustment to weighted-average diluted shares outstanding to assume the full exchange of existing PBF LLC Series A Units as described in footnote 2 above.

(6) Represents weighted-average diluted shares outstanding assuming the conversion of all common stock equivalents, including options and warrants for PBF LLC Series A Units and performance share units and options for shares of PBF Energy Class A common stock as calculated under the treasury stock method (to the extent the impact of such exchange would not be anti-dilutive) for the three months and years ended December 31, 2021 and 2020, respectively. Common stock equivalents exclude the effects of performance share units and options and warrants to purchase 12,560,868 and 12,568,275 shares of PBF Energy Class A common stock and PBF LLC Series A Units because they are anti-dilutive for the three months and year ended December 31, 2021, respectively. Common stock equivalents exclude the effects of performance share units and options and warrants to purchase 14,468,284 and 14,446,894 shares of PBF Energy Class A common stock and PBF LLC Series A Units because they are anti-dilutive for the three months and year ended December 31, 2020, respectively. For periods showing a net loss, all common stock equivalents and unvested restricted stock are considered anti-dilutive.

(7) EBITDA (Earnings before Interest, Income Taxes, Depreciation and Amortization) and Adjusted EBITDA are supplemental measures of performance that are not required by, or presented in accordance with GAAP. Adjusted EBITDA is defined as EBITDA before adjustments for items such as stock-based compensation expense, the non-cash change in the fair value of catalyst obligations, gain on sale of hydrogen plants, the write down of inventory to the LCM, severance and one-time reconfiguration costs, changes in the liability for Tax Receivable Agreement due to factors out of our control such as changes in tax rates, debt extinguishment costs related to refinancing activities, and certain other non-cash items. We use these Non-GAAP financial measures as a supplement to our GAAP results in order to provide additional metrics on factors and trends affecting our business. EBITDA and Adjusted EBITDA are measures of operating performance that are not defined by GAAP and should not be considered substitutes for net income as determined in accordance with GAAP. In addition, because EBITDA and Adjusted EBITDA are not calculated in the same manner by all companies, they are not necessarily comparable to other similarly titled measures used by other companies. EBITDA and Adjusted EBITDA have their limitations as an analytical tool, and you should not consider them in isolation or as substitutes for analysis of our results as reported under GAAP.

(8) We operate in two reportable segments: Refining and Logistics. Our operations that are not included in the Refining and Logistics segments are included in Corporate. As of December 31, 2021, the Refining segment includes the operations of our oil refineries and related facilities in Delaware City, Delaware, Paulsboro, New Jersey, Toledo, Ohio, Chalmette, Louisiana, Torrance, California and Martinez, California. The Logistics segment includes the operations of PBF Logistics LP ("PBFX"), a growth-oriented master limited partnership which owns or leases, operates, develops and acquires crude oil and refined petroleum products terminals, pipelines, storage facilities and similar logistics assets. PBFX's assets primarily consist of rail and truck terminals and unloading racks, storage facilities and pipelines, a substantial portion of which were acquired from or contributed by PBF LLC and are located at, or nearby, our refineries. PBFX provides various rail, truck and marine terminaling services, pipeline transportation services and storage services to PBF Holding and/or its subsidiaries and third party customers through fee-based commercial agreements.

PBFX currently does not generate significant third party revenue and intersegment related-party revenues are eliminated in consolidation. From a PBF Energy perspective, our chief operating decision maker evaluates the Logistics segment as a whole without regard to any of PBFX’s individual operating segments.

(9) As reported by Platts.

(10) Gross refining margin and gross refining margin per barrel of throughput are Non-GAAP measures because they exclude refinery operating expenses, depreciation and amortization and gross margin of PBFX. Gross refining margin per barrel is gross refining margin, divided by total crude and feedstocks throughput. We believe they are important measures of operating performance and provide useful information to investors because gross refining margin per barrel is a helpful metric comparison to the industry refining margin benchmarks shown in the Market Indicators Tables, as the industry benchmarks do not include a charge for refinery operating expenses and depreciation. Other companies in our industry may not calculate gross refining margin and gross refining margin per barrel in the same manner. Gross refining margin and gross refining margin per barrel of throughput have their limitations as an analytical tool, and you should not consider them in isolation or as substitutes for analysis of our results as reported under GAAP.

(11) Represents refinery operating expenses, including corporate-owned logistics assets, excluding depreciation and amortization, divided by total crude oil and feedstocks throughput.

(12) We define heavy crude oil as crude oil with American Petroleum Institute (API) gravity less than 24 degrees. We define medium crude oil as crude oil with API gravity between 24 and 35 degrees. We define light crude oil as crude oil with API gravity higher than 35 degrees.

(13) The total debt to capitalization ratio is calculated by dividing total debt by the sum of total debt and total equity. This ratio is a measurement that management believes is useful to investors in analyzing our leverage. Net debt and the net debt to capitalization ratio are Non-GAAP measures. Net debt is calculated by subtracting cash and cash equivalents from total debt. We believe these measurements are also useful to investors since we have the ability to and may decide to use a portion of our cash and cash equivalents to retire or pay down our debt. Additionally, we have also presented the total debt to capitalization and net debt to capitalization ratios excluding the cumulative effects of special items on equity.

	December 31,	December 31,
	2021	2020
	(in millions)
Total debt	$4,295.8	$4,661.0
Total equity	2,532.8	2,202.3
Total capitalization	$6,828.6	$6,863.3

Total debt	$4,295.8	$4,661.0
Total equity excluding special items	2,071.3	2,275.9
Total capitalization excluding special items	$6,367.1	$6,936.9

Total equity	$2,532.8	$2,202.3
Special Items (Note 4)
Add: Non-cash LCM inventory adjustments	—	669.6
Add: Change in fair value of contingent consideration	(61.3)	(93.7)
Add: Gain on sale of hydrogen plants	(471.1)	(471.1)
Add: Gain on land sales	(87.8)	(85.0)
Add: Impairment expense	98.8	98.8
Add: LIFO inventory decrement	83.0	83.0
Add: Turnaround acceleration costs	56.2	56.2
Add: Severance and reconfiguration costs	30.0	30.0
Add: Early railcar return expense	64.8	64.8
Add: (Gain) loss on extinguishment of debt	(32.2)	47.7
Add: Change in Tax Receivable Agreement liability	(615.6)	(663.9)
Less: Recomputed income tax on special items	231.8	57.9
Add: Net tax expense on remeasurement of deferred tax assets	221.7	259.1
Add: Net tax expense on TCJA related special items	20.2	20.2
Net impact of special items to equity	(461.5)	73.6
Total equity excluding special items	$2,071.3	$2,275.9

Total debt	$4,295.8	$4,661.0
Less: Cash and cash equivalents	1,341.5	1,609.5
Net debt	$2,954.3	$3,051.5

Total debt to capitalization ratio	63%	68%
Total debt to capitalization ratio, excluding special items	67%	67%
Net debt to capitalization ratio	54%	58%
Net debt to capitalization ratio, excluding special items	59%	57%

(14) The Refining segment includes capital expenditures of $1,176.2 million for the acquisition of the Martinez refinery in the first quarter of 2020.